Exhibit 99.1

FOR IMMEDIATE RELEASE
For more information, contact:

Media Contacts:

MidAmerican Energy Holdings Company:
Sara J. Schillinger/Ann Thelen
515-281-2785

Constellation Energy:
Robert L. Gould/Debra Larsson
410-470-7433

Investor Contacts (Constellation Energy):
Kevin Hadlock, 410-470-3647
Janet Mosher, 410 470-1884

Constellation Energy Mails Definitive Proxy Statement and
Schedules Special Meeting of Shareholders on Dec. 23, 2008

Shareholders to vote on $26.50 per share transaction with MidAmerican

DES MOINES, Iowa, and BALTIMORE, Nov. 25, 2008 – MidAmerican Energy Holdings Company and Constellation Energy (NYSE: CEG) today announced that Constellation Energy filed its definitive proxy statement with the U.S. Securities and Exchange Commission and commenced mailing the statement to shareholders in connection with the companies’ $26.50 per share merger announced Sept. 19, 2008.

“The board of directors believes the $26.50 per share offer from MidAmerican is the best alternative for shareholders, and as a result, strongly recommends that shareholders vote in favor of this transaction,” said Mayo A. Shattuck III, chairman, president and chief executive officer of Constellation Energy. “The continued deterioration in global credit and commodity markets leads us to conclude that combining with a well-capitalized strategic partner like MidAmerican is the best outcome for Constellation Energy and its shareholders.”

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Constellation Energy also announced a special meeting of shareholders will be held on Dec. 23, 2008.  Shareholders of record on Nov. 14, 2008, are entitled to receive notice of and to vote at the special meeting. Under the terms of the merger agreement, upon the consummation of the merger, shareholders of Constellation Energy will be entitled to receive $26.50 in cash for each share of common stock held at the effective time of the merger. The parties expect to complete the transaction in the second quarter of 2009.

The definitive agreement has been approved by both companies’ boards of directors and is subject to, among other things, shareholder and customary federal and state regulatory approvals. Information about the transaction is available at www.constellationmidamerican.com.

About Constellation Energy

Constellation Energy (www.constellation.com), a FORTUNE 125 company with 2007 revenues of $21 billion, is the nation’s largest competitive supplier of electricity to large commercial and industrial customers and the nation’s largest wholesale power seller. Constellation Energy also manages fuels and energy services on behalf of energy intensive industries and utilities. It owns a diversified fleet of 83 generating units located throughout the United States, totaling approximately 9,000 megawatts of generating capacity. The company delivers electricity and natural gas through Baltimore Gas and Electric Company (BGE), its regulated utility in Central Maryland.

About MidAmerican Energy Holdings Company

MidAmerican Energy Holdings Company, based in Des Moines, Iowa, is a global provider of energy services. Through its energy-related business platforms, MidAmerican provides electric and natural gas service to more than 6.9 million customers worldwide. These business platforms are Pacific Power, Rocky Mountain Power and PacifiCorp Energy, which comprise PacifiCorp; MidAmerican Energy Company; CE Electric UK; Northern Natural Gas Company; Kern River Gas Transmission Company; and CalEnergy. Information about MidAmerican is available at www.midamerican.com.

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Forward-Looking Statements and Additional Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the proposed transaction between Constellation Energy and MidAmerican Energy Holdings Company and the expected timing and completion of the transaction. Words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may” and other similar expressions are intended to identify forward looking statements. Such statements are based upon the current beliefs and expectations of our management and involve a number of significant risks and uncertainties, many of which are difficult to predict and generally beyond the control of Constellation Energy and MidAmerican. Actual results may differ materially from the results anticipated in these forward-looking statements. The following factors, among others, could cause or contribute to such material differences: the ability to obtain the approval of the transaction by Constellation Energy’s shareholders; the ability to obtain governmental approvals of the transaction or to satisfy other conditions to the transaction on the terms and expected time frame or at all; transaction costs; economic conditions; a material adverse change in the business, assets, financial condition or results of operations of Constellation Energy; a material deterioration in Constellation Energy’s retail and/or wholesale businesses and assets; and the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, other business partners or government entities. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in Constellation Energy’s periodic reports filed with the Securities and Exchange Commission and in the proxy statement Constellation Energy has filed with the Securities and Exchange Commission and has mailed to its shareholders with respect to the proposed transaction, each of which are or will be available at the Securities and Exchange Commission’s Web site (http://www.sec.gov) at no charge.

This communication is being made in respect of the proposed merger transaction involving Constellation Energy and MidAmerican Energy Holdings Company. In connection with the proposed transaction, Constellation Energy has filed with the Securities and Exchange Commission a definitive proxy statement, which Constellation Energy has mailed its shareholders. Shareholders are encouraged to read the definitive proxy statement regarding the proposed transaction because it contains important information. Shareholders may obtain a free copy of the proxy statement, as well as other filings made by Constellation Energy regarding Constellation Energy, MidAmerican Energy Holdings Company and the proposed transaction, without charge, at the Securities and Exchange Commission’s Web site (www.sec.gov). These materials also can be obtained, when available, without charge, by directing a request to Innisfree M&A, Inc. at 877-717-3923.

Constellation Energy, MidAmerican Energy Holdings Company and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.

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Information regarding Constellation Energy’s directors and executive officers is available in Constellation Energy’s Current Reports on Form 8-K, notice of annual meeting and proxy statement for its most recent annual meeting, Annual Report on Form 10-K for the year ended Dec. 31, 2007, and the definitive proxy statement related to the proposed transaction, previously filed with the Securities and Exchange Commission.

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